                                                                     Exhibit 3.1


Microfilm Number 9468-0776                    Filed with the Department of State
                 ----------
                                                             on November 1, 1994

Entity Number    2605116                              /s/ Robert M. Grant
              -------------                   ----------------------------------
                                                   Secretary of the Commonwealth


                    ARTICLES OF INCORPORATION - FOR PROFIT
                                      OF
                        THE CFM TECHNOLOGY CORPORATION

Indicate type of domestic corporation:

 X    Business-stock                    ___ Management
- ---
       (15 Pa.C.S. (S) 1306)                  (15 Pa.C.S. (S) 2702)

___ Business-nonstock                   ___ Professional
       (15 Pa.C.S. (S) 2102)                  (15 Pa.C.S. (S) 2903)

___ Business-statutory close            ___ Insurance
       (15 Pa.C.S. (S) 2303)                  (15 Pa.C.S. (S) 3101)

                     ___ Cooperative (15 Pa.C.S. (S) 7102)

             DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev. 91)

          In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

          1.   The name of the corporation is THE CFM TECHNOLOGY CORPORATION.

          2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

               (a) 1381 Enterprise Drive, West Chester, Pennsylvania 19381, Chester County.

               (b)  N/A

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

          3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended.

          4. The aggregate number of shares authorized is 2,000,000 Common, no par.

          5. The name and address, including number and street, if any, of each incorporator is:

               Stacey Willits McConnell
               17 West Miner Street
               West Chester, PA  19380

          6.   The specified effective date, if any, is November 1, 1994.

          7. Any additional provisions of the articles, if any, attach an 8-1/2 x 11 sheet. See additional provisions of these Articles on attached sheet.

          8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. (S) 77a et seq.) - N/A.

          9. Cooperative corporations only: (Complete and strike out inapplicable term.) The common bond of membership among its members/shareholders is: N/A

          IN TESTIMONY WHEREOF, the incorporator(s) has(have) signed these Articles of Incorporation this 21st day of October, 1994.



                             /s/ Stacey Willits McConnell
                             ----------------------------------------
                             Stacey Willits McConnell
                             Incorporator

ATTACHMENT TO

                           ARTICLES OF INCORPORATION

                        THE CFM TECHNOLOGY CORPORATION

Page 2

7.   Additional Provisions of Articles:

     A. The Corporation is organized for the following purposes: To engage in manufacturing, research and development of capital equipment for the semiconductor industry, as well as any other lawful business and to exercise all privileges which a business corporation may now or hereafter be authorized to engage in, do, exercise and enjoy pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as from time to time amended.

     B. A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under 15 Pa.C.S. Subch. 17B; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          This article shall not apply to: (i) the responsibility or liability of a director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to Federal, state or local law.

          Any repeal, modification or amendment of this article shall be prospective only and shall not affect any rights of a director then existing.

     C. The Shareholders shall not have the right to cumulate their votes for the election of directors of the Corporation.

     D. Whenever any provision of these Articles or a By-Law adopted by the Shareholders requires for the taking of any action by the Shareholders or a class of Shareholders a specific number or percentage of votes, the provisions of the Articles or By-Laws setting forth the requirement shall not be amended or repealed by any lesser number or percentage of votes of the Shareholders or of the class of Shareholders unless such Article or By-Law provision provides otherwise.

     E. These Articles of Incorporation may be amended in the manner now or hereafter prescribed by statute, and all rights conferred upon Shareholders herein are granted subject to this reservation.

Microfilm Number  9578-1506                   Filed with the Department of State
                 ----------
                                                            on December 11, 1995

Entity Number    2605116                      /s/ Yvette Kane
              -------------                   ----------------------------------
                                                   Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


          In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

          1.   The name of the corporation is THE CFM TECHNOLOGY CORPORATION.

          2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

               (a) 1381 Enterprise Drive, West Chester, Pennsylvania 19380, Chester County.

               (b)  N/A

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

          3.   The statute by or under which it was incorporated is:
Pennsylvania Business Corporation Law.

          4.   The date of its incorporation is: November 1, 1994.

          5.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

           X   The amendment shall be effective upon filing these Articles of
          ---
               Amendment in the Department of State.

          ___  The amendment shall be effective on: _______________ at
               ___________________.

          6.   (CHECK ONE OF THE FOLLOWING):

          ___ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. (S) 1914(a) and (b).

           X   The amendment was adopted by the board of directors pursuant to
          ---
               15 Pa.C.S. (S) 1914(c).

          7.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

           X   The amendment adopted by the corporation, set forth in full, is
          ---
               as follows:

               Article 1. is hereby amended to read as follows:

                    The name of the corporation is CFM Technologies, Inc.

          ___ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

          8.   (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

          ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 11th day of December, 1995.


                                   THE CFM TECHNOLOGY CORPORATION


                                   By:  /s/ Lorin J. Randall
                                        ---------------------------------------

                                   Title: Vice President

Microfilm Number  9605-1170                   Filed with the Department of State
                 ----------
                                                             on January 16, 1996

Entity Number   2605116                       /s/ Yvette Kane
              -------------                   ----------------------------------
                                                   Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


          In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

          1.   The name of the corporation is CFM TECHNOLOGIES, INC.

          2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

               (a) 1381 Enterprise Drive, West Chester, Pennsylvania 19380, Chester County.

               (b)  N/A

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

          3.   The statute by or under which it was incorporated is:
Pennsylvania Business Corporation Law.

          4.   The date of its incorporation is: November 1, 1994.

          5.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

           X   The amendment shall be effective upon filing these Articles of
          ---
               Amendment in the Department of State.

          ___  The amendment shall be effective on: _______________ at
               ___________________.

          6.   (CHECK ONE OF THE FOLLOWING):

           X   The amendment was adopted by the shareholders (or members)
          ---
               pursuant to 15 Pa.C.S. (S) 1914(a) and (b).

          ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. (S) 1914(c).

          7.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

          ___ The amendment adopted by the corporation, set forth in full, is as follows:

           X   The amendment adopted by the corporation as set forth in full in
          ---
               Exhibit A attached hereto and made a part hereof.

          8.   (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

          ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 5th day of January, 1996.


                                   CFM TECHNOLOGIES, INC.


                                   By:  /s/ Lorin J. Randall
                                        ----------------------------------------

                                   Title: Secretary

                            CFM TECHNOLOGIES, INC.

                      EXHIBIT A TO ARTICLES OF AMENDMENT


     Article 6. is hereby amended in its entirety to read in full as follows:

          "6. (a) The aggregate number of shares which the Corporation shall have authority to issue is Eleven Million (11,000,000) shares, to be divided into Ten Million (10,000,000) shares of Common Stock, no par value per share, and One Million (1,000,000) shares of Preferred Stock, no par value per share.

               (b) The board of directors ("Board of Directors") is authorized, subject to limitations prescribed by law and the provisions of this
          Article 6, to provide for the issuance of the shares of Preferred Stock in series, and, by filing a statement pursuant to the applicable law of the Commonwealth of Pennsylvania, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (i) The number of shares constituting that series and the distinctive designation of that series;

                    (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                    (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                    (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    (viii) Any other relative rights, preferences and limitations of that series.

               (c) Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

               (d) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto."